                                                                    EXHIBIT 4(a)

                         AGREEMENT AND FOURTH AMENDMENT
                                      TO
                            COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT

                 THIS AGREEMENT AND FOURTH AMENDMENT TO COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (this "Amendment") dates as of January 31, 1994 is among SYSCO CORPORATION, a Delaware corporation (the "Company"), the banks listed on the signature pages hereof (the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent"), and CHEMICAL BANK, a New York banking corporation, as auction administration agent (in such capacity, the "Auction Administration Agent").

                             PRELIMINARY STATEMENT

                 The Company, the Banks, certain other banks, the Agent and the Auction Administration Agent have entered into a Competitive Advance and Revolving Credit Facility Agreement dated as of July 27, 1988 as modified by an Agreement and First Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of February 14, 1989, by an Agreement and Second Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of May 1, 1989 and by an Agreement and Third Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of January 2, 1990 (said Competitive Advance and Revolving Credit Facility Agreement as so modified and amended as being the "Credit Agreement"). All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. The Company, the Banks, the Agent and the Auction Administration Agent have agreed, upon the
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terms and conditions specified herein, to amend certain of the provisions of the Credit Agreement as hereinafter set forth:

                 NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Banks, the Agent and the Auction Administration Agent hereby agree as follows:

                 SECTION 1.  Amendments to Section 1.01 of the Credit Agreement.

                 (a) The following terms and related definitions are hereby deleted from Section 1.01 of the Credit Agreement: "Current Assets," "Current Liabilities," "Consolidated Cash Flow" and "Consolidated Fixed Charges."

                 (b) The definition of the term "Indebtedness" contained in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 " 'Indebtedness' when used with respect to any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (including, without limitation, obligations, contingent or otherwise, in respect of letters of credit, other than payment letters of credit issued to pay for the purchase of goods by such Person in the ordinary course of its business),(ii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),(iii) all Capitalized Lease Obligations, (iv) all Assurances and (v) all Indebtedness referred to in clause (i),(ii) or (iii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or interest in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.".

                 SECTION 2. Amendments to Article IV of the Credit Agreement.

                 (a) The first sentence of Section 4.05 of the Credit Agreement is hereby amended in its entirety to read as follows:





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                 "Each Assurance and each obligation in respect of a letter of credit (unless such letter of credit is a payment letter of credit issued to pay for the purchase by the Company or a Subsidiary of goods in the ordinary course of such Person's business) is listed in the consolidated financial statements referred to in Section 4.04, in the most recently delivered consolidated financial statements delivered pursuant to Section 5.01(i) or on Schedule III, other than any such Assurance or obligation which together with all such other Assurances and obligations does not exceed 1% of Net Worth.".

                 (b) Section 4.18(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(c)     Neither the Company nor any ERISA Affiliate has
         incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which would exceed in the aggregate 2% of Net Worth.".

                 SECTION 3. Amendments to Article V of the Credit Agreement.

                 (a) Section 5.01(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(g)     Maintenance of Insurance.  Maintain, and cause each
         Subsidiary to maintain, insurance with responsible, reputable and solvent insurance companies or associations (or as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction of its incorporation) in such amounts and covering such risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, including, without limitation, workers' compensation or similar insurance, insurance against loss by fire or damage and public liability insurance; provided however, the Company and any Subsidiary may, in lieu of maintaining such insurance against losses by fire or damage and public liability insurance, maintain a self-insurance program with respect to such losses and liabilities. Any such program of self-insurance maintained by the Company or any Subsidiary shall be of a type with reserves that are appropriate, prudent and customary for corporations of similar size engaged in the same or similar business and owning or operating similar properties."

                 (b) Subsections (i) and (ii) of Section 5.01(i) of the Credit Agreement are hereby amended in their entirety to read as follows:





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                 "(i)      As soon as available, and in any event within 120
         days after the end of each fiscal year, (i) a copy of the annual audit report of the Company for such fiscal year containing a Consolidated balance sheet and Consolidated statements of income, stockholders' equity and Consolidated cash flow for such year of the Company and the Consolidated Subsidiaries, audited and certified by independent certified public accountants of recognized standing; (ii) a report of such certified public accountants stating that, in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or, to the extent the occurrence thereof is ascertainable by accountants in the course of normal audit procedures, any Default or, if such accountants shall have obtained knowledge of any such Default or Event of Default, they shall disclose in such report the nature thereof and the length of time it has existed; and
         (iii) an Officers' Certificate of the Company (A) setting forth, in sufficient detail, the information and computations demonstrating whether the Company was in compliance with Sections 5.02(c) and (b) during such fiscal year and as at the end of such fiscal year and (B) stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company has taken and proposes to take with respect thereto;

                 (ii) As soon as available, and in any event within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year, (i) the Consolidated balance sheet and Consolidated statements of income and Consolidated cash flow for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding Consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, certified by a Financial Officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and (ii) an Officers' Certificate of the Company (A) setting forth, in sufficient detail, the information and computations demonstrating whether the Company was in compliance with Sections 5.02(c) and (b) during the periods covered by the financial reports then being furnished and as of the end of such periods and (B) stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company has taken and proposes to take with respect thereto;".

                 (c) Subsection (vi) of Section 5.01(i) of the Credit Agreement is hereby amended in its entirety to read as follows:





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                 "(vi)     Within ten Business Days after the Company obtains
         knowledge thereof, notice of any litigation or governmental proceeding pending against the Company or any Subsidiary which, individually or in the aggregate, might otherwise materially adversely affect the business, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement or the Notes;".

                 SECTION 4. Amendments to Section 5.02 of the Credit Agreement.

                 (a) Clause (i) of Section 5.02(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(i)      the Liens existing on the date hereof and listed on
         Schedule V, or if not so listed, secure obligations which in the aggregate for the Company and its Subsidiaries do not exceed 20% of Net Worth;".

                 (b) Section 5.02(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "(d)      Funded Indebtedness. Permit the ratio of
         Consolidated Funded Indebtedness to Total Capitalization to be greater than .60 to 1.0 at the end of any quarterly accounting period."

                 (c) Section 5.02(e) of the Credit Agreement is hereby deleted in its entirety and shall read as follows:

                 "(e)      Working Capital. Intentionally omitted."

                 (d) Section 5.02(f) of the Credit Agreement is hereby deleted in its entirety and shall read as follows:

                 "(f)      Cash Flow. Intentionally omitted.".

                 (e) Section 5.02(k) of the Credit Amendment is hereby amended in its entirety to read as follows:

                 "(k)      Consolidation, Merger or Acquisition. The Company
         will not, and will not permit any Consolidated Subsidiary to, (i) enter into a consolidation with any other Person or merge with or into any other Person or (ii) acquire the assets of or of the aggregate equity interest in





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         any other Person (any such transaction being herein called an
         "Acquisition"), except that:

                           (A) the Company may permit a Consolidated Subsidiary to merge into the Company or may effect an Acquisition of a Consolidated Subsidiary, and a Consolidated Subsidiary may consolidate or merge with or into another Consolidated Subsidiary; and

                           (B) the Company or any Consolidated Subsidiary may merge with, or effect an Acquisition of, any Person other than the Company or a Consolidated Subsidiary if

                                    (i)    in the case of any merger or
                           Acquisition involving the Company, the Company is the continuing corporation and, in the case of any merger or Acquisition involving a Consolidated Subsidiary, the continuing corporation (immediately after giving effect to such merger or Acquisition is a Consolidated Subsidiary; and

                                    (ii)   immediately after the consummation
                           of the merger or Acquisition, and after giving effect thereto, no Default or Event of Default would exist.".

                 SECTION 5. Amendments to Section 7.05. Section 7.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 7.05. AGENTS' INDEMNITY. NEITHER AGENT SHALL BE REQUIRED TO TAKE ANY ACTION HEREUNDER OR TO PROSECUTE OR DEFEND ANY SUIT IN RESPECT OF THIS AGREEMENT OR THE NOTES UNLESS INDEMNIFIED TO SUCH AGENT'S SATISFACTION BY THE BANKS AGAINST LOSS, COST, LIABILITY AND EXPENSE. IF ANY INDEMNITY FURNISHED TO SUCH AGENT SHALL BECOME IMPAIRED, IT MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS GIVEN. IN ADDITION, THE BANKS AGREE TO INDEMNIFY EACH AGENT (TO THE EXTENT NOT REIMBURSED BY THE COMPANY), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE COMMITTED NOTES THEN HELD BY EACH OF THEM (OR IF NO COMMITTED NOTES ARE AT THE TIME OUTSTANDING, RATABLE ACCORDING TO EITHER (I) THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS, OR IF NO COMMITMENTS ARE OUTSTANDING, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO THE TIME THE COMMITMENTS CEASED TO BE OUTSTANDING, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY SUCH AGENT UNDER THIS AGREEMENT OR THE NOTES





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         (INCLUDING, WITHOUT LIMITATION, ANY ACTION TAKEN OR OMITTED UNDER
         ARTICLE II OF THIS AGREEMENT); PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS
         SECTION 7.05, TO INDEMNIFY EACH AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM SUCH AGENT'S SOLE OR CONTRIBUTORY NEGLIGENCE. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE EACH AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE COUNSEL FEES) INCURRED BY SUCH AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, ADMINISTRATION, OR ENFORCEMENT OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT AND THE NOTES TO THE EXTENT THAT SUCH AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE COMPANY. THE PROVISIONS OF THIS SECTION 7.05 SHALL SURVIVE THE TERMINATION OF THE AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF ANY OF THE NOTES.".

                 SECTION 6. Amendment to Section 8.05. Section 8.05 of the Credit Agreement is hereby amended in its entirety to ready as follows:

                 "SECTION 8.05. INDEMNITY. (A) THE COMPANY SHALL INDEMNIFY THE AGENT, THE BANKS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM (I) THE TRANSACTIONS EVIDENCED BY THE ASSET PURCHASE AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION THEREWITH, (II) THIS AGREEMENT OR ANY ACTUAL OR PROPOSED USE BY THE COMPANY OF THE PROCEEDS OF ANY EXTENSION OF CREDIT BY ANY BANK HEREUNDER OR BREACH BY THE COMPANY OF THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR (III) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING, AND THE COMPANY SHALL REIMBURSE THE AGENT AND EACH BANK, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, UPON DEMAND FOR ANY EXPENSES (INCLUDING LEGAL
         FEES) REASONABLY INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR PROCEEDING; BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.





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                 (B)       WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT
         IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY ORDINARY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE COMPANY HEREUNDER, THE OBLIGATIONS OF THE COMPANY UNDER THIS
         SECTION 8.05 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR PAYMENT OF THE NOTES.".

                 SECTION 7. Conditions of Effectiveness. This Amendment shall become effective when, and only when the following conditions shall have been fulfilled:

                 (a) the Company, the Agent, the Auction Administration Agent and each Bank shall have executed a counterpart hereof and delivered the same to the Agent or, in the case of any Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have received written confirmation by telecopy or other similar writing from such Bank of execution of a counterpart hereof by such Bank; and

                 (b) the Agent shall have received from the Company a certificate of the Secretary or Assistant Secretary of the Company certifying that attached thereto is (i) a true and complete copy of the general borrowing resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement, as amended hereby, and (ii) the incumbency and specimen signature of each officer of the Company executing this Amendment.

                 SECTION 8. Representations and Warranties True; No Default or Event of Default. The Company hereby represents and warrants to the Agent, the Auction Administration Agent and the Banks that after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date; provided, however, that for purposes of this clause (a), Schedules II and III as used in Sections 4.02 and 4.05, respectively, of the Credit Agreement shall be





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deemed to include any supplements to such Schedules delivered to the Agent and the Banks by the Company prior to the date of this Amendment and (b) neither any Default nor Event of Default has occurred and is continuing as of the date hereof.

                 SECTION 9. Reference to the Credit Agreement and Effect on the Notes and other Documents executed pursuant to the Credit Agreement.

                 (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

                 (b) Upon the effectiveness of this Amendment, each reference in the Notes and the other documents and agreements delivered or to be delivered pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

                 (c) The Credit Agreement and the Notes and the other documents and agreements delivered pursuant to the Credit Agreement, as amended and modified by the amendments referred to above, shall remain in full force and effect and are hereby ratified and confirmed.

                 SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                 SECTION 11. GOVERNING LAW; BINDING EFFECT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE





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COMPANY, THE AGENT, THE AUCTION ADMINISTRATION AGENT AND THE BANKS AND THEIR
RESPECTIVE SUCCESSORS AND ASSIGNS.

         SECTION 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         SECTION 13. ENTIRE AGREEMENT. THE CREDIT AGREEMENT AS AMENDED HEREBY, THE NOTES AND THE LETTER AGREEMENTS REFERRED TO IN SECTIONS 2.05(B) AND 2.05(C) OF THE CREDIT AGREEMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN
SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.

                                           SYSCO CORPORATION


                                           By: /s/ WILLIAM J. DELANEY
                                           Name: William J. DeLaney
                                           Title: Vice President and Treasurer





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                                           TEXAS COMMERCE BANK
                                           NATIONAL ASSOCIATION,
                                           INDIVIDUALLY AND AS AGENT


                                           By: /s/ JAN H. DANVERS
                                           Name: Jan H. Danvers
                                           Title: Senior Vice President


                                           CHEMICAL BANK, AS AUCTION
                                           ADMINISTRATION AGENT


                                           By: /s/ JANET M. BELDEN
                                           Name: Janet M. Belden
                                           Title: Vice President


                                           THE CHASE MANHATTAN BANK,
                                           N.A.


                                           By: /s/ RICHARD A. BONOMO
                                           Name: Richard A. Bonomo
                                           Title: Vice President


                                           CONTINENTAL BANK N.A.


                                           By: /s/ MARY JO HOCH
                                           Name: Mary Jo Hoch
                                           Title: Vice President





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                                           CREDIT LYONNAIS
                                           CAYMAN ISLAND BRANCH


                                           By: /s/ ROBERT IVOSEVICH
                                           Name: Robert Ivosevich
                                           Title: Authorized Signature


                                           NATIONSBANK OF TEXAS, N.A.


                                           By: /s/ BOYD P. GENTRY
                                           Name: Boyd P. Gentry
                                           Title: Senior Vice President

                                           THE FUJIBANK, LIMITED,
                                           HOUSTON AGENCY


                                           By: /s/ DAVID L. KELLEY
                                           Name: David L. Kelley
                                           Title: Vice President and Senior
                                                  Manager

                                           THE TORONTO-DOMINION BANK


                                           By: /s/ LISA ALLISON
                                           Name: Lisa Allsion
                                           Title: Mgr. Cr. Admin.





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                                           UNION BANK OF SWITZERLAND,
                                           HOUSTON AGENCY AND
                                           CAYMAN ISLANDS BRANCH


                                           By: /s/ EVANS SWANN
                                           Name: Evans Swann
                                           Title: Vice President

                                           By: /s/ DAN O. BOYLE
                                           Name: Dan O. Boyle
                                           Title: Vice President

                                           WACHOVIA BANK OF NORTH
                                           CAROLINA, NATIONAL
                                           ASSOCIATION


                                           By: /s/ KAY S. TRIPLETT
                                           Name: Kay S. Triplett
                                           Title: Senior Vice President





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